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                                                                    Exhibit 23.1





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated March 18, 1998 (except with respect to the matters discussed in Note 1 and Note 6(a), as to which the date is March 30, 1998) included in this Form 10-K into the Company's previously filed Registration Statement File No's 33-3896, 33-3898, 33-3900 and 33-3902.

                                                         /s/ Arthur Andersen LLP
                                                         -----------------------
                                                         ARTHUR ANDERSEN LLP


Boston, Massachusetts
March 30, 1998